Thursday May 13, 10:39 am Eastern Time
Note: this is a correction for a previous article.

Company Press Release

Correction -- INTERNET STOCK MARKET RESOURCES, INC.

In FLTH004 "Internet Stock Market Resources, Inc. Announces Lahania Acquisition, Inc. (OTC Bulletin Board: LAHA - news) as Newest Member" moved earlier today, we are advised by the company that the general investor relations phone number in the fourth paragraph, first line and in the contact line, should read "904-277-4438" rather than "661-775-8120, ext. 11" as originally issued. Also, the web site in the fourth paragraph should read "http://www.lahainausa.com" rather than "http://www.laha.com" as originally issued.